UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2020

SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SD	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Appointment of Mr. Carl F. Giesler, Jr. to the Board of Directors

Consistent with his employment letter dated April 24, 2020, effective July 29, 2020, the Board of Directors (the “Board”) of SandRidge Energy, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Governance Committee, appointed Mr. Carl F. Giesler, Jr., the Company’s President and Chief Executive Officer, to serve as a member of the Board.

Prior to joining the Company, Mr. Giesler served as the Chief Executive Officer and a Director at Jones Energy, Inc. from July 2018 through January 2020. While at Jones Energy, Inc., Mr. Giesler worked alongside Mr. Salah Gamoudi, the Company’s Chief Financial Officer and Chief Accounting Officer, who served as a Vice President and the Chief Accounting Officer at Jones Energy, Inc. from October 2018 to April 2020. Jones Energy, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code on April 14, 2019. Mr. Giesler previously served as the Chief Executive Officer and a Director of Glacier Oil & Gas Corp. and its predecessor company, Miller Energy Resources, Inc. (“Miller Energy”), from September 2014 to July 2018. Mr. Gamoudi also served as the Corporate Controller at Miller Energy. Miller Energy filed for protection under Chapter 11 of the U.S. Bankruptcy Code on October 1, 2015. Immediately prior to joining Glacier Oil & Gas Corp., Mr. Giesler served as a Managing Director with Harbinger Group Inc. where he led its oil and gas investment efforts since October 2011. Prior to joining Harbinger Group Inc., Mr. Giesler served in various oil and gas principal investing, financial and other roles with Harbinger Capital Partners, AIG FP, Morgan Stanley and Bain & Company. In addition to serving as a Director of Glacier Oil & Gas Corp. and its predecessor companies, Mr. Giesler has also served on the boards of Compass Production Partners, LP and North American Energy Partners, Inc. Mr. Giesler received his Bachelor of Arts from the University of Virginia and his Juris Doctorate from Harvard Law School. He is also a CFA Charterholder.

Mr. Giesler’s initial term as a member of the Board will end at the annual meeting of stockholders to be held in 2021. Mr. Giesler’s appointment was not pursuant to any arrangements or understandings between Mr. Giesler and the Company or any other person. Mr. Giesler has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K. As a non-independent Director, the Company will not compensate Mr. Giesler for his services rendered as a member of the Board. However, Mr. Giesler will enter into the Company’s standard form of Directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its Directors to the fullest extent permitted by applicable law and to advance expenses in connection with proceedings as described in the indemnification agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: July 30, 2020	By:	/s/ Salah Gamoudi

Salah Gamoudi

Chief Financial Officer and Chief Accounting Officer